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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated October 11, 1996 included in Simon Transportation Services Inc.'s Registration Statement on Form S-1 (Registration No. 333-20019) filed with the Securities and Exchange Commission on January 17, 1997 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Salt Lake City, Utah
February 11, 1997